Exhibit 99.1

NEWS RELEASE

BearingPoint, Inc. Reports First Quarter FY04 Results

McLean, VA, May 6, 2004—BearingPoint, Inc. (NYSE: BE) today reported results for the first quarter ended March 31, 2004. The Company reported revenue of $861.0 million for the first quarter of calendar year 2004, up 5.1% over the quarter ended March 31, 2003 largely from growth in its North America operations. The Company realized net income for the first quarter of the calendar year of $1.6 million, or $0.01 per share, compared to net income of $4.1 million, or $0.02 per share, in the quarter ended March 31, 2003.

“Our first quarter results show a solid start to 2004 with year-over-year revenue growth in many of our business units,” commented Rand Blazer, chairman and chief executive officer. “We remain focused on growth and improvement in the key operating metrics of our business.”

“During the quarter, utilization of our billable staff is up on a year-over-year basis,” noted Bob Falcone, executive vice president and chief financial officer. “Going forward, our focus is on continuing our utilization improvement, reducing our reliance on subcontractors and holding our billing rates steady.”

Quarterly Business Results

The current quarter results include the following key performance items and other information.

•	Revenue for the quarter ended March 31, 2004 was $861.0 million, an increase of $42.2 million, or 5.1%, from revenue of $818.9 million for the three months ended March 31, 2003. This increase was primarily attributable to a $31.8 million increase in revenue within our North America operations and an $8.8 million increase in revenue within our international operations.

•	Utilization continued to improve on a consolidated basis, improving to 66% for the quarter ended March 31, 2004 compared to 64% for the quarter ended March 31, 2003. Utilization for our North America operations was 71% during the quarter ended March 31, 2004, while utilization for our international operations was 60% for the quarter ended March 31, 2004.

•	During the first quarter of calendar year 2004, the Company recognized income before taxes of $10.1 million and provided for an income tax expense of $7.9 million, resulting in an effective tax rate for the quarter of 78.6%, in line with previously issued guidance. Our effective tax rate continues to be negatively affected since our profitable operations continue to be concentrated in relatively high tax rate jurisdictions, while losses in several of our foreign operations cannot be used to offset earnings in other countries. The Company anticipates an effective tax rate for calendar year 2004 of approximately 50%. The Company expects its effective tax rate to fluctuate in each quarter during calendar year 2004.

NEWS RELEASE

Industry Business Unit Highlights

Key performance results for the Company’s major business segments include the following:

•	Public Services generated revenue for the first quarter of calendar year 2004 of $353.4 million, representing an increase of $76.7 million, or 27.7%, compared to the three months ended March 31, 2003. Continued strong growth in the Federal sector was partially offset by a slight decline experienced in the State, Local and Education sector.

•	Financial Services generated revenue for the quarter of $67.2 million, representing an increase of $8.2 million, or 13.8%, compared to the three months ended March 31, 2003. Strength in the Banking & Insurance sector resulted in the increased revenue.

•	Communications & Content generated revenue for the quarter of $60.4 million, representing a decrease of $28.0 million, or 31.7%, compared to the three months ended March 31, 2003. Completion of several large contracts since last year involving Section 271 testing was a primary contributor to this decline.

•	Consumer, Industrial and Technology generated revenue for the quarter of $111.8 million, a decrease of $25.1 million, or 18.3%, compared to the three months ended March 31, 2003. The decline in revenue is attributable to overall market conditions, especially within the Consumer and Manufacturing sectors.

•	International revenue of $266.5 million for the quarter increased $8.8 million, or 3.4%, over the three months ended March 31, 2003. The Company benefited this quarter from growth in the Asia Pacific and Latin America regions with revenue increasing from the prior year’s quarter for the Asia Pacific region by $7.6 million, or 9.1%, to $91.6 million and for the Latin America region by $4.9 million, or 30.2%, to $21.0 million. These increases were offset by a decrease in the EMEA region of $3.7 million, or 2.3%, to $153.9 million.

As announced in the Company’s press release dated April 13, 2004, a teleconference will be held today at 8:00 a.m. EDT to discuss the results of the first quarter. To participate in the call, please dial (888) 791-4793, passcode: 0506; International callers should dial (484) 630-1730, passcode: 0506. A rebroadcast will be available approximately two hours after the end of the call until Friday, May 21, 2004. To access the rebroadcast, dial (800) 568-3652 and International callers should dial (402) 220-5216.

This teleconference can be accessed in a listen only mode from the Company’s website at www.bearingpoint.com. Online replay, available approximately two hours after the end of the call, and all written materials associated with this call will be available until Friday, May 21, 2004.

NEWS RELEASE

About BearingPoint, Inc.

BearingPoint, Inc. (NYSE:BE), is one of the world’s largest business consulting, systems integration and managed services firms serving Global 2000 companies, medium-sized businesses, government agencies and other organizations. We provide business and technology strategy, systems design, architecture, applications implementation, network infrastructure, systems integration and managed services. Our service offerings are designed to help our clients generate revenue, reduce costs and access the information necessary to operate their business on a timely basis. Based in McLean, Va., BearingPoint has been named by Fortune as one of America’s Most Admired Companies in the computer and data services sector. For more information, visit the Company’s website at www.bearingpoint.com.

This press release may contain forward-looking statements relating to our operations that are based on our current expectations, estimates and projections. Words such as “guidance,” “forward guidance,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements include, but are not limited to, statements regarding the following: whether our cost saving initiatives and restructuring actions will allow us to improve our financial performance going forward and our ability to position the Company to conform to the current global economic environment. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results may differ from the forward-looking statements for many reasons, including: any continuation of the global economic downturn and challenging economic conditions; the business decisions of our clients regarding the use of our services; the timing of projects and their termination; the availability of talented professionals to provide our services; the pace of technological change; the strength of our joint marketing relationships; the actions of our competitors; unexpected difficulties associated with the Company’s global initiatives and transactions (such as the acquisition of BearingPoint GmbH), including rationalization of assets and personnel and managing or integrating the related assets, personnel or businesses; changes in spending policies or budget priorities of the U.S. Government, particularly the Department of Defense, in light of the large U.S. budget deficit; and our inability to use losses in some of our foreign subsidiaries to offset earnings in the U.S. In addition, these statements could be affected by domestic and international economic and political conditions. For a more detailed discussion of these factors, see Exhibit 99.1 in our Transition Report on Form 10-K for the six months ended December 31, 2003.

For Media: John Schneidawind BearingPoint, Inc. jschneidawind@bearingpoint.net (703) 747-5853	For Investors: Deborah Mandeville BearingPoint, Inc. dmandeville@bearingpoint.net (508) 549-5207

NEWS RELEASE

STATEMENTS OF OPERATIONS—QUARTERLY

US dollars in thousands, except share and per share data	Three Months Ended March 31, 2004		Three Months Ended March 31, 2003
Revenue	$861,041	100.0%	$818,870	100.0

Costs of Service:
Professional Compensation	375,742	43.6	379,682	46.4
Other Direct Contract Expenses	260,739	30.3	192,598	23.5
Lease and Facilities Charge	3,572	0.4	5,612	0.7
Other Costs of Service	66,958	7.8	66,330	8.1

Total Costs of Service	707,011	82.1	644,222	78.7

Gross Profit	154,030	17.9	174,648	21.3
Amortization of Purchased Intangible Assets	1,095	0.1	12,396	1.5
Selling, General & Administrative	137,930	16.0	141,526	17.3

Operating Income	15,005	1.7	20,726	2.5
Interest Income / (Expense), Net	(4,204)	(0.5)	(4,582)	(0.6)
Other Income / (Expense), Net	(750)	(0.1)	(1,432)	(0.2)

Income Before Taxes	10,051	1.2	14,712	1.8
Income Tax Expense	7,898	0.9	10,571	1.3

Income Before Cumulative Effect of Change in
Accounting Principle	2,153	0.3	4,141	0.5

Cumulative Effect of Change in Accounting Principle	(529)	(0.1)	—	—

Net Income	$1,624	0.2	$4,141	0.5

Earnings Per Share—Basic and Diluted:
Income Before Cumulative Effect of Change in Accounting Principle	$0.01		$0.02
Cumulative Effect of Change in Accounting Principle	—		—

Net Income	$0.01		$0.02

Common Shares Outstanding:
Weighted Average—Diluted	197,940,989		190,327,222
Period End	196,395,150		191,701,143

Global Performance Metrics
Utilization Rate	66%		64%
Efficiency Rate	69%		66%
Gross Billing Rate	$192		$187
Net Billing Rate	$134		$143
Days Sales Outstanding	74		69
Average Billable Headcount	13,271		13,915
Total Headcount (Period End)	15,572		15,847

NEWS RELEASE

BALANCE SHEETS

US dollars in thousands	March 31, 2004	December 31, 2003
ASSETS

Current Assets:
Cash and Cash Equivalents	$116,792	$122,723
Accounts Receivable, Net	394,956	357,620
Unbilled Revenue	305,615	293,559
Deferred Income Taxes	42,168	35,291
Prepaid Expenses and Other Current Assets	79,088	53,088

Total Current Assets	938,619	862,281

Property and Equipment, Net	204,151	203,341
Goodwill	962,149	981,222
Other Intangible Assets, Net	6,989	8,156
Deferred Income Taxes, Less Current Portion	52,099	50,539
Other Assets	24,203	23,908

Total Assets	$2,188,210	$2,129,447

LIABILITIES AND EQUITY

Current Liabilities:
Current Portion of Notes Payable	$9,614	$9,345
Accounts Payable	197,894	200,521
Accrued Payroll and Employee Benefits	177,337	175,830
Deferred Revenue	55,366	72,473
Income Tax Payable	30,672	21,082
Current Portion of Accrued Lease and Facilities Charge	22,426	22,048
Deferred Income Taxes	1,151	4,268
Other Current Liabilities	134,267	123,829

Total Current Liabilities	628,727	629,396

Notes Payable, Less Current Portion	298,060	238,883
Accrued Employee Benefits	64,136	62,821
Accrued Lease and Facilities Charge, Less Current Portion	31,323	33,465
Deferred Income Taxes, Less Current Portion	4,656	4,549
Other Liabilities	31,307	28,675

Total Liabilities	1,058,209	997,789

Total Equity	1,130,001	1,131,658

Total Liabilities and Equity	$2,188,210	$2,129,447

NEWS RELEASE

STATEMENTS OF OPERATIONS—CONSECUTIVE QUARTERLY RESULTS

US dollars in thousands, except share and per share data	Qtr Ended Mar. 31, 2004	Qtr Ended Dec. 31, 2003	Qtr Ended Sept. 30, 2003	Qtr Ended Jun. 30, 2003	Qtr Ended Mar. 31, 2003
Revenue	$861,041	$811,473	$742,958	$780,135	$818,870

Costs of Service:
Professional Compensation	375,742	342,397	347,373	354,000	379,682
Other Direct Contract Expenses	260,739	237,710	182,734	186,956	192,598
Lease and Facilities Charge	3,572	2,483	59,203	9,715	5,612
Other Costs of Service	66,958	63,102	66,405	57,175	66,330

Total Costs of Service	707,011	645,692	655,715	607,846	644,222

Gross Profit	154,030	165,781	87,243	172,289	174,648

Amortization of Purchased Intangible Assets	1,095	2,545	8,106	12,972	12,396
Goodwill Impairment Charge	—	127,326	—	—	—
Selling, General & Administrative	137,930	144,347	129,428	130,990	141,526

Operating Income (Loss)	15,005	(108,437)	(50,291)	28,327	20,726
Interest Income / (Expense), Net	(4,204)	(4,438)	(2,149)	(3,553)	(4,582)
Other Income / (Expense), Net	(750)	2,005	374	(1,224)	(1,432)

Income (Loss) Before Taxes	10,051	(110,870)	(52,066)	23,550	14,712
Income Tax Expense (Benefit)	7,898	15,713	(12,882)	13,244	10,571

Income (Loss) Before Cumulative Effect of Change in Accounting Principle	2,153	(126,583)	(39,184)	10,306	4,141

Cumulative Effect of Change in Accounting Principle	(529)	—	—	—	—

Net Income (Loss)	$1,624	$(126,583)	$(39,184)	$10,306	$4,141

Earnings (Loss) Per Share—Basic and Diluted:
Income (Loss) Before Cumulative Effect of Change in Accounting Principle	$0.01	$(0.65)	$(0.20)	$0.05	$0.02
Cumulative Effect of Change in Accounting Principle	—	—	—	—	—

Net Income (Loss)	$0.01	$(0.65)	$(0.20)	$0.05	$0.02

Common Shares Outstanding:
Weighted Average—Diluted	197,940,989	194,071,874	193,093,913	191,537,354	190,327,222
Period End	196,395,150	194,483,114	194,446,144	191,663,142	191,701,143

Global Performance Metrics
Utilization Rate	66%	64%	62%	66%	64%
Efficiency Rate	69%	70%	66%	69%	66%
Gross Billing Rate	$192	$193	$179	$177	$187
Net Billing Rate	$134	$136	$135	$134	$143
Days Sales Outstanding	74	67	63	60	69
Average Billable Headcount	13,271	12,924	12,872	13,301	13,915
Total Headcount (Period End)	15,572	15,013	14,931	15,357	15,847

NEWS RELEASE

BearingPoint

INDUSTRY RESULTS

US dollars in thousands

	Public Services	Communications & Content	Financial Services	CIT	EMEA	Asia Pacific	Latin America	Corporate / Other	Total
Quarter Ended Mar. 31, 2004
Revenue	$353,403	$60,394	$67,232	$111,754	$153,934	$91,637	$20,950	$1,737	$861,041
Other Direct Contract Expenses	137,237	15,368	15,133	30,896	29,068	27,493	4,840	704	260,739
Costs of Service	118,675	34,326	36,849	56,662	107,796	44,030	12,050	35,884	446,272

Gross Profit	$97,491	$10,700	$15,250	$24,196	$17,070	$20,114	$4,060	$(34,851)	$154,030

Quarter Ended Dec. 31, 2003
Revenue	$303,553	$77,206	$60,103	$108,166	$152,481	$82,781	$25,138	$2,045	$811,473
Other Direct Contract Expenses	108,921	18,653	12,092	34,413	35,581	21,807	7,090	(847)	237,710
Costs of Service	102,496	39,055	31,222	45,413	96,177	43,446	12,431	37,742	407,982

Gross Profit	$92,136	$19,498	$16,789	$28,340	$20,723	$17,528	$5,617	$(34,850)	$165,781

Quarter Ended Sept. 30, 2003
Revenue	$271,473	$63,254	$60,561	$107,427	$136,815	$80,505	$21,929	$994	$742,958
Other Direct Contract Expenses	81,086	12,007	10,581	27,058	25,987	19,398	6,995	(378)	182,734
Costs of Service	104,872	35,035	31,751	58,960	96,590	41,239	11,305	93,229	472,981

Gross Profit	$85,515	$16,212	$18,229	$21,409	$14,238	$19,868	$3,629	$(91,857)	$87,243

Quarter Ended June 30, 2003
Revenue	$283,163	$75,246	$60,914	$116,218	$138,721	$81,745	$26,283	$(2,155)	$780,135
Other Direct Contract Expenses	84,847	14,986	11,078	26,591	20,235	24,044	6,921	(1,746)	186,956
Costs of Service	110,364	36,346	30,626	56,145	97,270	41,528	10,892	37,719	420,890

Gross Profit	$87,952	$23,914	$19,210	$33,482	$21,216	$16,173	$8,470	$(38,128)	$172,289

Quarter Ended Mar. 31, 2003
Revenue	$276,707	$88,407	$59,056	$136,833	$157,607	$83,990	$16,093	$177	$818,870
Other Direct Contract Expenses	80,839	15,192	10,610	32,417	23,645	27,563	2,271	61	192,598
Costs of Service	110,172	47,709	32,837	66,954	112,398	41,849	9,117	30,588	451,624

Gross Profit	$85,696	$25,506	$15,609	$37,462	$21,564	$14,578	$4,705	$(30,472)	$174,648

Note: Prior quarters have been reclassified to conform with current presentation.

NEWS RELEASE

Selected Definitions

Revenue includes all amounts that are billed or billable to clients, including other direct contract expenses. Revenue is generally recognized on a time and materials or percentage-of-completion basis, depending upon the type of contract with the customer. Revenue related to time and material contracts are recognized in the period in which services are performed. Revenue related to fixed price contracts are recognized based upon costs to the client incurred as a percentage of total estimated costs to the client. The cumulative impact of any revisions in estimated total revenue and direct contract costs are recognized in the period they become known.

Other Direct Contract Expenses include costs directly attributable to client engagements. These costs include items such as computer hardware and software, travel expenses for professional personnel and costs associated with subcontractors.

Other Costs of Service primarily consist of the costs attributable to the support and maintenance of the professional staff, bad debt expense relating to accounts receivable and other costs attributable to the servicing of our client base. These costs include occupancy costs related to office space utilized by professional staff, the costs of training and recruiting professional staff and costs associated with professional support personnel.

Selling, General and Administrative expenses include organic expenses such as marketing, costs for information systems, finance and accounting, human resources, sales commissions and business development expenses. In addition, BearingPoint has entered into a transition services agreement and an outsourcing agreement with KPMG LLP, whereby the Company receives and is charged for certain shared services.

Utilization Rate represents total hours charged directly to engagements divided by total hours in a specific time period. Personnel included in this calculation are services, sales force and solutions employees. Infrastructure personnel are excluded from this calculation.

Efficiency Rate represents total hours charged directly to engagements divided by available hours. Available hours exclude vacation, holiday and personal time in a specific time period. Personnel included in this ratio are the same as those mentioned in the utilization rate definition.

Days Sales Outstanding (DSO) represents the trailing twelve months revenue divided by 365 days. The resulting figure represents the average day’s sales, which is divided into the consolidated accounts receivables and unbilled revenue balances to arrive at DSO at a point in time.